EXHIBIT 99.1

Yellowstone Acquisition Company Filing of Form 12b-25 to Address Recent SEC Pronouncement on Accounting for Warrants issued by SPACs

OMAHA, NEBRASKA, May 18, 2021 -- (BUSINESS WIRE) – Yellowstone Acquisition Company (the “Company”)(NASDAQ:YSACU, YSAC and YSACW), a special purpose acquisition company (“SPAC”), announced that the Company has filed a Form 12b-25 to allow it time to account for recent changes in accounting for warrants issued by SPACs.  The Company has chosen to extend its filing date to provide additional time to complete the preparation of its financial statements, which could not be accomplished by the original filing date without incurring unreasonable effort and expense. The Company expects to file the report within the five-day extension period provided by Rule 12b-25.  Despite diligent efforts, additional time is required to prepare the financial statements due to the time required to complete the restatement of the Company's audited financial statements for the year ended December 31, 2020.  The restatement for calendar year 2020 is required due to the recent pronouncement by the Securities and Exchange Commission in April 2020 that special purpose acquisition companies must account for both publicly traded warrants and warrants purchased by the sponsor as liabilities rather than equity instruments.   Once the Company completes the restated financial results for 2020 it expects to be able to soon thereafter file its Form 10-Q for the quarter ended March 31, 2021. As Yellowstone completed its initial public offering in October 2020, no financial statements other than the annual audited financial statements for 2020 need to be restated.  The Company anticipates filing a Form 8-K with further details of the restatement later today.

ABOUT YELLOWSTONE ACQUISITION COMPANY

Yellowstone Acquisition Company is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the homebuilding, manufacturing serving the homebuilding market, financial services and commercial real estate industries. To contact the Company, please visit www.yellowstoneac.com or email the Company at contact@yellowstoneac.com.

FORWARD-LOOKING STATEMENTS

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “will”, “may”, “should”, “future”, “promptly”, “expect”, “estimate”, “anticipate,” “intends”, “plans”, “subject to”, and “change” and other similar expressions that predict or indicate future events or trends or that are not statements of historical fact. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing of the restatement and the Company’s statements regarding its anticipated results of operations for the quarterly period ended March 31, 2021. These statements are based on current expectations on the date hereof and involve a number of risks and uncertainties that may cause actual results to differ significantly. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, including without limitation the completion of the Company’s quarterly review procedures, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Investor Contact:
Catherine Vaughan

contact@yellowstone.com